UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 18, 2014, Hyatt Hotels Corporation (the “Company” or “Hyatt”) issued a press release announcing that affiliates of the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”) to sell 38 hotels to a company (the “Purchaser”) organized by Lone Star Funds for approximately $590 million. The transaction is an all-cash deal. The portfolio of 38 hotels consists of Hyatt Place and Hyatt House hotels comprising 4,950 rooms across more than ten states.

As required by the Purchase Agreement, the Purchaser is depositing $5 million into an escrow account (“Initial Earnest Money Deposit”). The Initial Earnest Money Deposit is refundable to the Purchaser through the due diligence period. The due diligence period expires on October 3, 2014. Upon the expiration of the due diligence period, the Purchaser will make an additional nonrefundable deposit of $10 million into the escrow account (“Second Earnest Money Deposit”). The Initial Earnest Money Deposit and Second Earnest Money Deposit will be released to Hyatt as part of the purchase price payable by the Purchaser upon the closing of the transaction, which is expected to occur in November 2014 and is subject to customary closing conditions, approvals and adjustments.

The parties have made customary representations and warranties to each other in the Purchase Agreement and, subject to the limitations and conditions set forth in the Purchase Agreement, have agreed to indemnify each other against specified claims and losses.

Hyatt intends to enter into long-term franchise agreements with the Purchaser, with all hotels maintaining their existing Hyatt Place or Hyatt House branding. Aimbridge Hospitality, LLC, will manage the hotels for the Purchaser. After the closing, the Purchaser intends to spend approximately $50 million in additional capital expenditures across the 38 hotels over the next 24 months.

The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Current Report on Form 8-K, which are not historical facts, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about future events and involve known and unknown risks that are difficult to predict. As a result, actual results or events may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us, are inherently uncertain. A more complete description of the risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this filing. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Hyatt Hotels Corporation Press Release, dated September 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: September 18, 2014	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Hyatt Hotels Corporation Press Release, dated September 18, 2014